Report Name - 10F-3

Fund - SmB Muni Funds - CA Money Market Portfolio

                                Period : 04/01/05 through 09/30/05


                                    ID : 491
                           Issuer Name : California Community
                                            College Finance Authority
                            Trade Date : 06/16/05
                        Selling Dealer : Lehman Brothers
                Total Shares Purchased : 20,000,000.00
                        Purchase Price : $101.34
                    % Received by Fund : 19.546%
                        % of Issue (1) : 19.546%
        Other Participant Accounts (2) :               0.00
                      Issue Amount (2) :     102,325,000.00
          Total Received All Funds (2) :      20,000,000.00

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.

(2) Includes purchases by other affiliated mutual funds and discretionary accounts.


                           Report Name : 10F-3 Syndicate Supplement

                                Issuer : California Community
                                            College Finance Authority
                            Trade Date : 06/16/05
                 Joint/Lead Manager(s) : Lehman Brothers
                                         Banc of America Securities LLC
                                         Citigroup
                         Co-Manager(s) : None
                         Selling Group : N/A


                                    ID : 493
                           Issuer Name : California Statewide
                                            Communities Development
                            Trade Date : 06/17/05
                        Selling Dealer : Lehman Brothers
                Total Shares Purchased : 25,000,000.00
                        Purchase Price : 101.32
                    % Received by Fund : 3.082%
                        % of Issue (1) : 3.082%
        Other Participant Accounts (2) :               0.00
                      Issue Amount (2) :     811,145,000.00
          Total Received All Funds (2) :      25,000,000.00

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.

(2) Includes purchases by other affiliated mutual funds and discretionary accounts.


                           Report Name : 10F-3 Syndicate Supplement

                                Issuer : California Statewide
                                            Communities Development
                            Trade Date : 06/17/05
                 Joint/Lead Manager(s) : Lehman Brothers
                                         Banc of America Securities LLC
                                         Citigroup
                                         E.J. De La Rosa & Co., Inc.
                         Co-Manager(s) : None
                         Selling Group : N/A